SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

                                                 PIMCO Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Name Address 1 Address 2 Address 3

YOUR PROMPT ATTENTION IS REQUESTED

Re: PIMCO EqS® Long/Short Fund

Dear Shareholder:

We have been trying to get in touch with you regarding a time sensitive matter pertaining to your investment in the PIMCO EqS® Long/Short Fund. This matter pertains to an important operating initiative for the Fund which requires your response.

It is important that we speak with you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-888-628-1041 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you in advance for your participation.

ID NUMBER:    1234567

13819_E1

PIMCO EqS® Long/Short Fund Any Vote Call Guide (Any Vote)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the PIMCO EqS® Long/Short Fund.

The reason for my call is to inform you that the Special Meeting of Shareholders is scheduled to take place on November 22, 2019 and currently our records indicate your vote has not been recorded.

The Board of Trustees is recommending a vote “In Favor” of the proposal, but you may also cast an “Against” or “Abstain” vote.

Would you like to vote “In Favor”, “Against” or “Abstain”?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the PIMCO EqS® Long/Short Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-29-2019

IMPORTANT NOTICE YOUR RESPONSE IS NEEDED

November 8, 2019

To our shareholders:

The Board of Trustees of PIMCO EqS® Long/Short Fund is requesting that shareholders voice their opinion on the matter to be voted on at the next Special Meeting of Shareholders scheduled for November 22, 2019. Shareholders are given the opportunity to vote to approve or disapprove an Agreement and Plan of Reorganization that provides for the acquisition of the assets and assumption of the liabilities of the Target Fund by the PIMCO RAE Worldwide Long/Short PLUS Fund (the “Acquiring Fund”), a series of PIMCO Funds, so the opportunity to voice your opinion on the proposal outlined on the attached proxy card is now.

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE

Information regarding the Special Meeting and the proposal can be found in the proxy statement. For your convenience, the Special Meeting Proxy Materials are also located at https://vote.proxyonline.com/PIMCOFunds/docs/PES2019.pdf. For assistance in voting your shares please call 1 (888) 628-1041.

Are there significant differences between the management of PIMCO EqS® Long/Short Fund and the PIMCO RAE Worldwide Long/Short PLUS Fund?	PROXY VOTING OPTIONS

The investment objectives of PIMCO EqS® Long/Short Fund and PIMCO RAE Worldwide Long/Short PLUS Fund are substantially similar. The principal investment strategies of PIMCO EqS® Long/Short Fund and PIMCO RAE Worldwide Long/Short PLUS Fund are similar but differ in certain ways, as further described in the proxy statement.

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at the website indicated on the enclosed proxy card

3. By PHONE with a live operator when you call toll-free 1-888-628- 1041 Monday through Friday 9 a.m. to 10 p.m. Eastern Time

What effect will a reorganization have on PIMCO EqS® Long/Short Fund shareholders?

Immediately after the closing of a reorganization, you will receive a number of shares of beneficial interest of PIMCO RAE Worldwide Long/Short PLUS Fund equal in value to the value of the shares of PIMCO EqS® Long/Short Fund you held immediately prior to the Reorganization.

Why has the Board recommended this reorganization?

PIMCO believes that the reorganization will benefit shareholders of PIMCO EqS® Long/Short Fund by (i) offering long and short equity exposure; (ii) maintaining continuity of investment advisory and supervision and administration services from PIMCO; (iii) adding the reputation and expertise of Research Affiliates, LLC.; and (iv) providing these exposures, strategies and services at lower total annual fund operating expense rates , as well as lower management fee rates, for each corresponding share class.

13819_ R2_NOBO